UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 1, 2012

DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction of	(Commission File Number)	(IRS. Employer
incorporation)		Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 734-3600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Information
Item 9.01 Financial Statements and Exhibits

EXHIBIT INDEX

EX-2.1: PURCHASE AGREEMENT
EX-99.1: PRESS RELEASE
EX 99.2: INVESTOR SLIDE

Item 1.01            Entry into a Material Definitive Agreement.

On October 1, 2012, DealerTrack, Inc. (“Purchaser”), a wholly-owned subsidiary of DealerTrack Holdings, Inc. (“DealerTrack”), ClickMotive, LP, a Texas limited partnership (to be converted immediately prior to the consummation of the transactions contemplated by the Purchase Agreement into ClickMotive, LLC, a Texas limited liability company) (“ClickMotive”), CM General, LLC, a Texas limited liability company and the general partner of ClickMotive (the “General Partner”), Stuart Lloyd, Ray Myers, Timothy Clay, Colin Carter and McCombs Family Partners LTD (the “Limited Partners” and, together with the General Partner, the “Sellers”), and Stuart Lloyd, solely in his capacity as the Sellers’ representative (the “Representative”), entered into a Purchase Agreement (the “Purchase Agreement”). The Purchase Agreement provides for the purchase by Purchaser of all of the equity interests (the “Interests”) of ClickMotive from the Sellers (the “Transaction”). The consideration to be received by the Sellers in connection with the Transaction consists of $48.9 million in cash, minus certain seller transaction expenses, any outstanding indebtedness of ClickMotive, and is subject to a working capital adjustment. The Sellers are eligible to receive additional consideration of up to $7.65 million payable in 2014 upon achieving certain 2013 performance targets.

ClickMotive provides SaaS solutions exclusively to the automotive industry by offering a leading comprehensive digital marketing platform that combines the power of the web, mobile, social, search and video into one online marketing platform.

The Purchase Agreement contains customary representations, warranties and covenants by the Sellers, ClickMotive and Purchaser, including covenants regarding operation of the business of ClickMotive prior to the closing. The closing of the Transaction is subject to customary closing conditions. The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01            Completion of Acquisition or Disposition of Assets

On October 1, 2012, Purchaser completed the acquisition of all of the Interests of ClickMotive pursuant to the Purchase Agreement. The description of the Transaction in Item 1.01 is incorporated herein by reference.

Item 7.01           Regulation FD Disclosure.

In connection with the transaction described above, DealerTrack anticipates disclosing to investors the information set forth below, which has not been previously disclosed:

ClickMotive has approximately 110 employees supporting over 3,000 automotive dealerships. For the six months ended June 30, 2012, ClickMotive’s unaudited revenue was approximately $7.3 million, substantially all of which is subscription based. Over the same period, the unaudited net loss and adjusted EBITDA was approximately $(0.2) million and $0.4 million, respectively. ClickMotive has achieved annual revenue growth rates exceeding 25% in each of the last two years. DealerTrack anticipates this trend will continue with limited margin expansion for the next two to three years due to investments required to sustain historical growth rates as well as for integration. Also, as a result of the acquisition transaction structure, DealerTrack anticipates future tax savings over several years with a net present value of approximately $7.5 million. Additional details regarding the financial impact of this Transaction will be discussed in DealerTrack’s third quarter earnings conference call scheduled for November 8th.

DealerTrack will also post on its web site, www.dealertrack.com, the slide furnished as Exhibit 99.2 to this Current Report on Form 8-K which contains additional information regarding ClickMotive and the Transaction.

The information furnished pursuant to this Item 7.01 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of DealerTrack Holdings, Inc. under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01            Other Information.

On October 1, 2012, DealerTrack issued a press release relating to the Purchase Agreement and the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding DealerTrack, Purchaser, the purchase of the Interests, ClickMotive’s 2012 performance, and the timing and cost related to integration of ClickMotive and all other statements in this Current Report on Form 8-K other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different than from any future results, performance or achievements expressed or implied by these forward-looking statements.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1	PURCHASE AGREEMENT

99.1	PRESS RELEASE

99.2	INVESTOR SLIDE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2012

DealerTrack Holdings, Inc.

By:	/s/ Eric D. Jacobs
Eric D. Jacobs
Senior Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	PURCHASE AGREEMENT

99.1	PRESS RELEASE

99.2	INVESTOR SLIDE